                                                Oppenheimer pennsylvania Municipal Fund
                                               Supplement dated November 28, 2001 to the
                                                  Prospectus dated November 28, 2001

The Prospectus is changed by adding the following section in "About Your Account - How to Buy Shares" before the sub-section entitled
"How Can You Buy Class A Shares?" on page 18:

         Effective September 1, 2001 through November 30, 2001, the Distributor will pay an additional sales concession of
         0.50% on purchases of Class A shares and Class B shares and 0.25% on purchases of Class C shares by customers of
         A.G. Edwards and Sons, Inc., provided such purchases are accompanied by an Asset Builder Plan of at least $100.00 per month.  The additional payout will not be paid on any Asset Builder Plan purchases.

November 28, 2001                                                      PS0740.018

Oppenheimer Pennsylvania Municipal Fund

 Prospectus dated November 28, 2001

                                                              Oppenheimer Pennsylvania Municipal Fund is a mutual
                                                              fund.  It seeks current income exempt from federal
                                                              and Pennsylvania personal income taxes by investing
                                                              mainly in municipal securities, while attempting to
                                                              preserve capital.
                                                                   This Prospectus contains important information
                                                              about the Fund's objective, its investment policies,
                                                              strategies and risks.  It also contains important
                                                              information about how to buy and sell shares of the
                                                              Fund and other account features.  Please read this
                                                              Prospectus carefully before you invest and keep it
                                                              for future reference about your account.

As with all mutual funds, the Securities and
Exchange Commission has not approved or disapproved
the Fund's securities nor has it determined that
this Prospectus is accurate or complete.  It is a
criminal offense to represent otherwise.

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                                                                                            [OppenheimerFunds logo]

Contents
                  About The Fund
-------------------------------------------------------------------------------------------------------------------

                  The Fund's Investment Objective and Strategies

                  Main Risks of Investing in the Fund

                  The Fund's Past Performance

                  Fees and Expenses of the Fund

                  About the Fund's Investments

                  How the Fund is Managed

                  About Your Account
-------------------------------------------------------------------------------

                  How to Buy Shares
                  Class A Shares
                  Class B Shares
                  Class C Shares

                  Special Investor Services
                  AccountLink
                  PhoneLink
                  OppenheimerFunds Internet Web Site

                  How to Sell Shares
                  By Mail
                  By Telephone
                  By Checkwriting

                  How to Exchange Shares

                  Shareholder Account Rules and Policies

                  Dividends, Capital Gains and Taxes

                  Financial Highlights
-------------------------------------------------------------------------------------------------------------------

About the Fund
-------------------------------------------------------------------------------------------------------------------

The Fund's Investment Objective and Strategies

-------------------------------------------------------------------------------------------------------------------
What Is The Fund's  Investment  Objective?  The Fund seeks as high a level of current  interest  income exempt from federal and  Pennsylvania  personal  income  taxes as is  available  from  municipal  securities,  consistent  with preservation of capital.
-------------------------------------------------------------------------------------------------------------------

What Does the Fund Invest In? The Fund  invests  mainly in  Pennsylvania  municipal  securities  that pay  interest exempt from federal and  Pennsylvania  personal  income  taxes,  and from the  investment  income tax of the school district of Philadelphia.  These securities  primarily include municipal bonds (which are debt obligations having a maturity of more than one (1) year when  issued),  municipal  notes  (short-term  obligations),  and  interests  in municipal  leases.  Most of the securities the Fund buys must be "investment  grade"  (securities rated in the four
(4) highest rating categories of national rating  organizations,  such as Moody's Investors Services  ("Moody's")), although the Fund can hold lower-grade securities as well (sometimes called "junk bonds").

         Under normal market conditions, the Fund:

         |_|  attempts to invest 100% of its net assets in municipal securities,
         |_|  as a fundamental policy, invests at least 80% of its net assets in municipal securities, and
         |_|  invests at least 80% of its net assets in Pennsylvania municipal securities.

         The Fund does not limit its investments to securities of a particular  maturity  range,  and may hold both short- and long-term  securities.  However,  it currently focuses on longer-term  securities to seek higher yields.
These investments are more fully explained in "About the Fund's Investments," below.

         |X| How Do the Portfolio  Managers  Decide What  Securities to Buy or Sell?  In selecting  securities  for the Fund, the portfolio managers look primarily  throughout  Pennsylvania for municipal  securities using a variety of factors that may change over time and may vary in particular cases.  The portfolio managers currently look for:

                  |_|  Securities that provide high current income
|_|      A wide range of  securities  of  different  issuers  within the state,  including  different  agencies and municipalities, to spread risk
|_|      Securities having favorable credit characteristics
|_|      Special situations that provide opportunities for value
|_|      Unrated bonds that might provide high income
|_|      Securities of smaller issuers that might be overlooked by other investors and funds
|_|      Special  situations  of higher  rated  bonds that  provide  opportunities  for above  average  income with limited volatility
|_|      Buying issues across a wide range of municipal sectors, coupons and revenue sources

Who Is the Fund Designed  For? The Fund is designed for  individual  investors  who are seeking  income exempt from federal  and  Pennsylvania  personal  income  taxes.  The Fund does not seek  capital  gains or growth.  Because it invests in  tax-exempt  securities,  the Fund is not  appropriate  for  retirement  plan  accounts or for investors seeking capital growth.  The Fund is not a complete investment program.

Main Risks of Investing in the Fund

         All investments  have risks to some degree.  The Fund's  investments are subject to changes in their value from a number of  factors,  described  below.  There is also the risk that poor  security  selection  by the Fund's investment  Manager,  OppenheimerFunds,  Inc.,  will cause the Fund to  underperform  other funds  having a similar objective.

         These  risks  collectively  form the risk  profile  of the Fund and can  affect  the  value of the  Fund's investments,  its investment  performance,  and the prices of its shares.  These risks mean that you can lose money by  investing  in the Fund.  When you  redeem  your  shares,  they may be worth more or less than what you paid for them.  There is no assurance that the Fund will achieve its objective.

         |X| Credit  Risk.  Municipal  securities  are  subject to credit  risk.  Credit  risk is the risk that the issuer of a municipal  security  might not make  interest  and  principal  payments on the  security as they become due.  If the issuer  fails to pay  interest,  the Fund's  income  may be reduced  and if the issuer  fails to repay principal,  the value of that  security  and of the Fund's  shares may be  reduced.  Because the Fund can invest as much as 25% of its assets in municipal  securities below investment grade to seek higher income,  the Fund's credit risks are greater  than those of funds that buy only  investment-grade  bonds.  A downgrade  in an issuer's  credit rating or other adverse news about an issuer can reduce the market value of that issuer's securities.

         |X| Interest Rate Risks.  Municipal  securities are debt  securities  that are subject to changes in value when  prevailing  interest  rates  change.  When  interest  rates  fall,  the  values of  already-issued  municipal
securities  generally  rise.  When  prevailing  interest  rates  rise,  the  values  of  already-issued   municipal
securities  generally  fall,  and the  securities  may sell at a discount from their face amount.  The magnitude of these  price  changes is  generally  greater  for bonds  with  longer  maturities.  The Fund  currently  focuses on longer-term  securities  to seek  higher  income.  Callable  bonds the Fund buys are more  likely to be called when interest  rates fall,  and the Fund might then have to reinvest the proceeds of the  callable  instrument  in other securities that have lower yields, reducing its income.

         |X| Risks of  Non-Diversification.  The Fund is "non-diversified."  That means that compared to funds that are  diversified,  it can invest a greater  portion of its assets in the  securities  of one issuer,  such as bonds issued by the  Commonwealth of  Pennsylvania.  Having a higher  percentage of its assets invested in the securities of fewer  issuers,  particularly  government  issuers of one state,  could  result in greater  fluctuations  of the
Fund's share prices due to economic, regulatory or political problems in Pennsylvania.

         |X| Risks in Using Derivative  Investments.  The Fund can use derivatives to seek increased  returns or to try to hedge  investment  risks.  In general terms, a derivative  investment is an investment  contract whose value depends on (or is  derived  from) the value of an  underlying  asset,  interest  rate or index.  Options,  futures,
"inverse floaters" and variable rate obligations are examples of derivatives the Fund can use.

         If the issuer of the  derivative  investment  does not pay the amount due,  the Fund can lose money on its investment.  Also,  the  underlying  security or investment on which the  derivative is based,  and the  derivative itself,  may not perform  the way the Manager  expected  it to  perform.  If that  happens,  the Fund will get less income  than  expected or its share price could  decline.  To try to preserve  capital,  the Fund has limits on the amount of particular types of derivatives it can hold.  However,  using  derivatives can increase the volatility of the Fund's share prices.  Some  derivatives may be illiquid,  making it difficult for the Fund to sell them quickly at an acceptable price.

How Risky Is the Fund  Overall?  The  value of the  Fund's  investments  will  change  over time due to a number of factors.  They include changes in general bond market  movements,  the change in value of particular  bonds because of an event  affecting  the issuer,  or changes in interest  rates that can affect  bond prices  overall.  The Fund focuses its  investments  in  Pennsylvania  municipal  securities  and is  non-diversified.  It will  therefore  be vulnerable to the effects of economic  changes that affect  Pennsylvania  governmental  issuers.  These changes can affect the value of the Fund's  investments  and its prices per share.  The Fund's focus on  longer-term  bonds and its use of inverse floaters can cause  fluctuations in the Fund's share prices. In the  OppenheimerFunds  spectrum, the Fund is more  conservative  than some types of taxable  bond  funds,  such as high  yield bond  funds,  but has greater risks than money market funds.

         An  investment  in the Fund is not a deposit of any bank,  and is not insured or guaranteed by the Federal
Deposit Insurance Corporation or any other government agency.

The Fund's Past Performance

The bar chart and table below show one measure of the risks of  investing  in the Fund,  by showing  changes in the
Fund's  performance  (for its Class A shares) from year to year for the last ten calendar  years and by showing how the average  annual total returns of the Fund's shares compare to those of a broad-based  market index.  The Fund's past investment performance is not necessarily an indication of how the Fund will perform in the future.

[See bar chart in Appendix to the Prospectus]

For the period from 1/1/01 through  9/30/01,  the cumulative  return (not annualized) for Class A shares was 7.20%.
Sales  charges  are not  included  in the  calculations  of return in this bar  chart,  and if those  charges  were included, the returns would be less than those shown.
During the period shown in the bar chart,  the highest return (not  annualized) for a calendar quarter was 7.22 (1Q
'95) and the lowest return (not annualized) for a calendar quarter was -5.35 (1Q '94).

------------------------------- ---------------------------- ---------------------------- ----------------------------
Average Annual Total Returns
for the periods ending                                                 5 Years                     10 Years
December 31, 2000                         1 Year             (or life of class, if less)  (or life of class, if less)
-------------------------------                              ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Class A Shares (Inception
9/18/89)                                   1.97%                        2.59%                        5.27%
------------------------------- ---------------------------- ---------------------------- ----------------------------
-------------------------------                              ---------------------------- ----------------------------
Lehman Brothers Municipal
Bond Index                                11.68%                       5.84%                        7.32%
(from 12/31/89)
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Class B Shares (Inception
5/3/93)                                    1.17%                        2.47%                        3.69%

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Class C Shares (Inception
8/29/95)                                   5.16%                        2.78%                        3.65%

------------------------------- ---------------------------- ---------------------------- ----------------------------
The Fund's  average  annual total returns  include the applicable  sales charge:  for Class A, the current  maximum initial sales charge of 4.75%;  for Class B, the  applicable  contingent  deferred sales charges of 5% (1-year) and
2% (5 years); for Class C, the 1% contingent deferred sales charge for the 1-year period.
The returns  measure the  performance  of a  hypothetical  account and assume that all  dividends and capital gains distributions  have been  reinvested  in  additional  shares.  The Fund's  performance  is  compared  to the Lehman
Brothers  Municipal  Bond Index,  an unmanaged  index of a broad range of investment  grade  municipal  bonds.  The index includes municipal securities from many states while the Fund focuses on Pennsylvania  municipal  securities, and the index performance does not consider the effects of capital gains or transaction costs.

Fees and Expenses of the Fund

         The Fund pays a variety of expenses  directly for management of its assets,  administration,  distribution of its shares and other  services.  Those  expenses are  subtracted  from the Fund's assets to calculate the Fund's net asset values per share.  All  shareholders  therefore pay those  expenses  indirectly.  Shareholders  pay other expenses directly,  such as sales charges and account transaction  charges.  The following tables are meant to help you  understand  the fees and  expenses you may pay if you buy and hold shares of the Fund.  The numbers  below are based on the Fund's expenses during its fiscal year ended July 31, 2001.

Shareholder Fees (charges paid directly from your investment):

------------------------------------------------- ---------------------- ----------------------- ---------------------
                                                     Class A Shares          Class B Shares         Class C Shares
------------------------------------------------- ---------------------- ----------------------- ---------------------
------------------------------------------------- ---------------------- ----------------------- ---------------------
Maximum  Sales Charge  (Load) on purchases (as a          4.75%                   None                   None
% of offering price)
------------------------------------------------- ---------------------- ----------------------- ---------------------
------------------------------------------------- ---------------------- ----------------------- ---------------------
Maximum  Deferred  Sales Charge  (Load) (as % of          None1                   5%2                    1%3
the  lower  of the  original  offering  price or
redemption proceeds)
------------------------------------------------- ---------------------- ----------------------- ---------------------
1. A 1%  contingent  deferred  sales  charge  may apply to  redemptions  of  investments  of $1  million or more of
   Class A shares.  See "How to Buy Shares" for details.
2. Applies to redemptions in first year after  purchase.  The  contingent  deferred sales charge  declines to
   1% in the sixth year and is eliminated after that.
3. Applies to shares redeemed within 12 months of purchase.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

----------------------------------------------------------------------------------------------------------------------
                                                          Class A            Class B           Class C
                                                          Shares             Shares            Shares
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Management Fees                                           0.60%              0.60%             0.60%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees                  0.15%              0.90%             0.90%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Other Expenses                                            0.19%              0.18%             0.18%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Total Annual Operating Expenses                           0.94%              1.68%             1.68%
----------------------------------------------------------------------------------------------------------------------
The  service fee  payable  under the 12b-1 plan for Class A shares is 0.15% and the  service fee payable  under the
12b-1 plans for Class B and Class C shares is a maximum of 0.25%  (currently  set by the Board at 0.15%) of average annual net assets of the class.
Expenses may vary in future years.  "Other Expenses"  include  transfer agent fees,  custodial fees, and accounting and legal expenses the Fund pays.

Examples.  The  following  examples  are  intended to help you compare the cost of  investing  in the Fund with the cost of investing in other mutual funds.  The examples  assume that you invest  $10,000 in a class of shares of the
Fund for the time periods indicated, and reinvest your dividends and distributions.

         The first  example  assumes  that you redeem all of your  shares at the end of those  periods.  The second example  assumes you keep your shares.  Both  examples also assume that your  investment  has a 5% return each year and that the  class's  operating  expenses  remain  the same.  Your  actual  costs  may be higher or lower  because expenses will vary over time.  Based on these assumptions your expenses would be as follows:

-------------------------------------- ---------------- ------------------ ------------------ ------------------------
If shares are redeemed:                1 year           3 years            5 years            10 years1
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
Class A Shares                         $566             $760               $970               $1575
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
Class B Shares                         $671             $830               $1113              $1610
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
Class C Shares                         $271             $530               $913               $1987
-------------------------------------- ---------------- ------------------ ------------------ ------------------------

-------------------------------------- ---------------- ------------------ ------------------ ------------------------
If shares are not redeemed:            1 year           3 years            5 years            10 years1
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
Class A Shares                         $566             $760               $970               $1575
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
Class B Shares                         $171             $530               $913               $1610
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
Class C Shares                         $171             $530               $913               $1987
-------------------------------------- ---------------- ------------------ ------------------ ------------------------
In the first example,  expenses  include the initial sales charge for Class A and the applicable Class B or Class C contingent  deferred sales  charges.  In the second  example,  the Class A expenses  include the sales charge,  but
Class B and Class C expenses do not include contingent deferred sales charges.
1.  Class B expense  for  years 7 through  10 are based on Class A  expenses,  since  Class B shares  automatically convert to Class A after six (6) years.

About the Fund's Investments

The Fund's  Principal  Investment  Policies.  The  allocation  of the Fund's  portfolio  among  different  types of investments  will vary over time based on the  Manager's  evaluation  of  economic  and market  trends.  The Fund's portfolio might not always include all of the different types of investments described below.

         The Manager  tries to reduce risks by selecting a wide variety of municipal  investments  and by carefully researching  securities  before they are  purchased.  However,  changes in the overall  market  prices of municipal securities  and the  income  they pay can occur at any time.  The  yield and share  prices of the Fund will  change daily based on changes in market prices of  securities,  interest  rates and market  conditions  and in response to other  economic  events.  The Statement of Additional  Information  contains  more detailed  information  about the
Fund's investment policies and risks.

What is A  Municipal  Security?  A  municipal  security  is  essentially  a loan by the buyer to the  issuer of the security.  The issuer  promises to pay back the principal  amount of the loan and normally pay interest exempt from federal personal income taxes.

         |X| Municipal  Securities.  The Fund buys municipal  bonds and notes,  certificates  of  participation  in municipal leases and other debt obligations.  Pennsylvania  municipal  securities are municipal securities that are not subject to  Pennsylvania  personal  income tax (in the opinion of bond  counsel to the  issuer).  They  include debt  obligations  issued by the  Commonwealth  of  Pennsylvania  and its political  subdivisions  (such as cities, towns,  counties,  agencies and authorities).  They also may include debt obligations of the governments of certain possessions,  territories  and  commonwealths  of the United States if the interest is not subject to  Pennsylvania personal income tax.

         The Fund can also buy other  municipal  securities  issued by the  governments of the District of Columbia and of  other  states,  or by any  commonwealths,  territories  or  possessions  of the  United  States,  or  their respective  agencies,  instrumentalities  or  authorities,  if the interest  paid on the security is not subject to federal personal income tax (in the opinion of bond counsel to the issuer at the time the security is issued).

         Municipal  securities  are issued to raise  money for a variety of public or private  purposes,  including financing state or local  governments,  financing  specific  projects or public  facilities.  The Fund can buy both long-term and short-term  municipal  securities.  Long-term  securities  have a maturity of more than one (1) year.
The Fund generally focuses on longer-term securities, to seek higher income.

         The Fund can buy municipal  securities that are "general  obligations,"  secured by the issuer's pledge of its full  faith,  credit  and  taxing  power for the  payment  of  principal  and  interest.  The Fund can also buy
"revenue  obligations,"  whose  interest is payable  only from the revenues  derived from a particular  facility or class of  facilities,  or a specific  excise tax or other revenue  source.  Some of these revenue  obligations  are private  activity  bonds that pay  interest  that may be a tax  preference  for  investors  subject to the  federal alternative minimum tax.

         |X| Municipal Lease  Obligations.  Municipal leases are used by state and local government  authorities to obtain funds to acquire land,  equipment or facilities.  The Fund can invest in certificates of participation  that represent a  proportionate  interest in payments made under  municipal lease  obligations.  Most municipal  leases, while  secured  by the leased  property,  are not  general  obligations  of the  issuing  municipality.  They often contain  "non-appropriation"  clauses  under which the  municipal  government  has no  obligation  to make lease or installment  payments in future years unless money is  appropriated  on a yearly  basis.  If the  government  stops making  payments or transfers its payment  obligations  to a private  entity,  the  obligation  could lose value or become taxable.  Some lease obligations  might not have an active trading market,  making it difficult for the Fund to sell them quickly at an acceptable price.

         |X| Ratings of Municipal  Securities  the Fund Buys.  Most of the municipal  securities  the Fund buys are
"investment  grade"  at the time of  purchase.  The Fund  does not  invest  more  than 25% of its  total  assets in municipal  securities that at the time of purchase are not  "investment-grade."  "Investment  grade" securities are those rated within the four (4) highest rating  categories of Moody's,  Standard and Poor's Rating  Services,  Fitch,
Inc. or another nationally  recognized rating organization,  or (if unrated) judged by the Manager to be comparable
to  rated  investment  grade   securities.   Rating  categories  are  described  in  the  Statement  of  Additional
Information.  If a security  the Fund buys is not rated,  the Manager will use its judgment to assign a rating that it believes is comparable to that of a rating organization.

         The Manager  relies to some extent on credit  ratings by nationally  recognized  rating  organizations  in evaluating  the credit risk of  securities  selected  for the Fund's  portfolio.  It also uses its own research and analysis  to evaluate  risks.  Many  factors  affect an issuer's  ability to make timely  payments,  and the credit risks of a  particular  security may change over time.  If the rating of a security is reduced  after the Fund buys it, the Fund is not required  automatically to dispose of that security.  However,  the Manager will evaluate those securities to determine whether to keep them in the Fund's portfolio.

              |_| Special Credit Risks of  Lower-Grade  Securities.  Municipal  securities  below  investment-grade usually offer higher yields than  investment-grade  securities  but are subject to greater price  fluctuations  and risks of loss of income and principal than  investment-grade  municipal  securities.  Securities  that are (or that have  fallen)  below  investment  grade have a greater  risk that the issuers may not meet their debt  obligations.
They may also be less  liquid  than  investment-grade  securities  making it harder for the Fund to sell them at an acceptable price.

Can the Fund's Investment  Objective and Policies Change?  The Fund's Board of Trustees can change  non-fundamental policies  without  shareholder  approval,  although  significant  changes will be described in  amendments  to this
Prospectus.  Fundamental  policies cannot be changed  without the approval of a majority of the Fund's  outstanding voting shares.  The Fund's investment  objective is a fundamental  policy.  Other investment  restrictions that are fundamental  policies are listed in the Statement of Additional  Information.  An investment policy or technique is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

Other  Investment  Strategies.  To seek  its  objective,  the  Fund can  also  use the  investment  techniques  and strategies  described  below.  The  Manager  might not  always use all of the  different  types of  techniques  and investments  described  below.  These techniques  involve risks,  although some are designed to help reduce overall investment or market risk.

         |X|  Floating  Rate/Variable  Rate  Obligations.  Some  municipal  securities  have  variable  or floating interest  rates.  Variable  rates are adjustable at stated  periodic  intervals.  Floating rates are  automatically adjusted  according to a specified market rate for such investments,  such as the percentage of the prime rate of a bank, or the ninety-one (91) day U.S. Treasury Bill rate.

         |X| Inverse  Floaters Have Special  Risks.  Variable  rate bonds known as "inverse  floaters" pay interest at rates that move in the  opposite  direction  of yields on  short-term  bonds in response to market  changes.  As interest rates rise,  inverse  floaters  produce less current income,  and their market value can become  volatile.
Inverse  floaters  are a type of  "derivative  security."  Some have a "cap," so that if interest  rates rise above the  "cap," the  security  pays  additional  interest  income.  If rates do not rise above the "cap," the Fund will have paid an additional amount for a feature that proves  worthless.  The Fund will not invest more than 20% of its total assets in inverse floaters.

         |X| Other  Derivatives.  The Fund can invest in other  municipal  derivative  securities that pay interest that depends on the change in value of an  underlying  asset,  interest  rate or index.  Examples are interest rate swaps, municipal bond indices or swap indices.

         |X| "When-Issued" and "Delayed Delivery"  Transactions.  The Fund can purchase  municipal  securities on a
"when-issued"  basis and can purchase or sell such securities on a "delayed  delivery" basis.  Between the purchase and  settlement,  no payment is made for the  security  and no interest  accrues to the buyer from the  investment.
There is a risk of loss to the Fund if the  value of the  when-issued  security  declines  prior to the  settlement date.

         |X| Puts and Stand-By  Commitments.  The Fund can acquire  "stand-by  commitments"  or "puts" with respect to municipal  securities.  The  investments  give the Fund the right to sell securities at a set price on demand to the issuing  broker-dealer  or bank.  However,  a security  having this feature may have a lower interest rate. The
Fund will acquire stand-by commitments or puts solely to enhance portfolio liquidity.

         |X| Illiquid and Restricted  Securities.  Investments may be illiquid  because of the absence of an active trading market,  making it difficult to value them or dispose of them promptly at an acceptable  price.  Restricted securities  may have terms that limit their resale to other  investors or may require  registration  under  federal securities  laws  before  they can be sold  publicly.  The Fund will not invest  more than 15% of its net assets in illiquid  securities  and  cannot  invest  more  than  10% of its net  assets  in  restricted  securities.  Certain restricted  securities  that are eligible for resale to qualified  institutional  purchasers  may not be subject to that limit. The Manager monitors  holdings of illiquid  securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

         |X| Borrowing for Investment  Leverage.  The Fund can borrow money to purchase  additional  securities,  a technique referred to as "leverage."  As a fundamental policy, the Fund's borrowings  for  investment  purposes  must be from banks and are  limited to not more that 5% of the Fund's  total assets.  The interest on borrowed money is an expense that might reduce the Fund's yield.

         |X|  Hedging.  The Fund can  purchase and sell futures  contracts,  put and call  options,  and enter into interest  rate  swap  agreements.  These  are all  referred  to as  "hedging  instruments."  The Fund  does not use hedging  instruments  for  speculative  purposes,  and has limits on its use of them. The Fund does not use hedging instruments to a substantial degree and is not required to use them in seeking its goal.

         Hedging  involves  risks.  If the Manager  uses a hedging  instrument  at the wrong time or judges  market conditions  incorrectly,  the hedge might be  unsuccessful  and the strategy  could reduce the Fund's  return.  The
Fund could also experience  losses if the prices of its futures and options  positions were not correlated with its other investments or if it could not close out a position because of an illiquid market for the future or option.

         Interest  rate swaps are subject to credit risks and interest  rate risks.  The Fund could be obligated to pay more under its swap  agreements  than it receives  under them, as a result of interest  rate changes.  The Fund cannot enter into swaps with respect to more than 25% of its total assets.

Portfolio  Turnover.  The Fund may engage in short-term  trading to try to achieve its objective.  While  portfolio turnover can affect  transaction costs the Fund pays, in most cases the Fund does not pay brokerage  commissions on debt securities it buys. If the Fund realizes capital gains when it sells its portfolio  investments,  it generally must pay those gains out to shareholders,  increasing their taxable  distributions.  The Financial Highlights table at the end of this Prospectus shows the Fund's portfolio turnover rates during recent prior fiscal years.

Temporary  Defensive and Interim  Investments.  In times of unstable  adverse  market or economic  conditions,  the
Fund can invest up to 100% of its total assets in temporary  defensive  investments that are inconsistent  with the
Fund's principal investment  strategies.  Generally,  the Fund's defensive investments will be short-term municipal securities,  but could be U.S.  government  securities or highly-rated  corporate debt securities.  The income from some temporary  defensive  investments  might not be tax-exempt,  and therefore when making those  investments  the
Fund might not achieve its objective.

         Under normal market  conditions,  the Fund can also hold these types of  investments  for cash  management purposes  pending the  investment  of  proceeds  from the sale of Fund shares or  portfolio  securities  or to meet anticipated redemptions of Fund shares.

How the Fund is Managed

The  Manager.  The  Manager  chooses  the Fund's  investments  and handles  its  day-to-day  business.  The Manager carries  out its  duties,  subject  to the  policies  established  by the Board of  Trustees,  under an  investment advisory  agreement  that states the Manager's  responsibilities.  The agreement sets the fees the Fund pays to the
Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has operated as an investment  advisor since  January 1960.  The Manager and its  subsidiaries managed more than $120 billion in assets as of October 1, 2001,  including other  Oppenheimer  funds with more than
5 million shareholder accounts.  The Manager is located at 6803 South Tucson Way, Englewood, Colorado 80112.

         |X|  Portfolio  Managers.  Ronald H.  Fielding  and  Anthony A.  Tanner  became  Vice  Presidents  and the portfolio  managers  of the  Fund on  January  1,  1999.  They  are the  persons  principally  responsible  for the day-to-day  management  of the Fund's  portfolio.  Mr.  Fielding is a Senior  Vice  President  and  Chairman of the
Rochester  Division  of the  Manager.  He also  serves as an officer and  portfolio  manager for other  Oppenheimer funds. Mr. Tanner is a Vice President of the Manager's  Rochester  Division and an assistant  portfolio  manager of other Oppenheimer funds.

         Prior to joining the Manager in January  1996,  Mr.  Fielding was Chairman and a Director of Rochester
Fund Services,  Inc., a mutual fund distributor;  and President and Director of Rochester  Capital  Advisors,  Inc.
and Fielding  Management  Company,  Inc., mutual fund investment advisory firms acquired by the Manager in 1996. He was also a portfolio  manager for several  mutual funds.  Prior to joining the Manager in January 1996,  Mr. Tanner was Vice President of Research for Rochester Capital Advisors, Inc. and Fielding Management Company, Inc.

         |X| Advisory Fees.  Under the  investment  advisory  agreement,  the Fund pays the Manager an advisory fee at an annual rate that  declines as the Fund's assets grow:  0.60% of the first $200 million of average  annual net assets, 0.55% of the next $100 million,  0.50% of the next $200 million,  0.45% of the next $250 million,  0.40% of the next $250  million,  and 0.35% of  average  annual net assets in excess of $1  billion.  The Fund's  management fees for its last  fiscal  year  ended  July 31,  2001,  was 0.60% of  average  annual net assets for each class of shares.

-------------------------------------------------------------------------------------------------------------------
About Your Account
-------------------------------------------------------------------------------------------------------------------

How to Buy Shares

How  Do  You  Buy  Shares?  You  can  buy  shares  several  ways,  as  described  below.  The  Fund's  Distributor,
OppenheimerFunds  Distributor,  Inc., may appoint servicing agents to accept purchase (and redemption)  orders. The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

         |X| Buying  Shares  Through  Your  Dealer.  You can buy shares  through  any dealer,  broker or  financial institution  that  has a sales  agreement  with the  Distributor.  Your  dealer  will  place  your  order  with the
Distributor on your behalf.

         |X| Buying Shares  Through the  Distributor.  Complete an  OppenheimerFunds  New Account  Application  and
return it with a check payable to "OppenheimerFunds  Distributor,  Inc." Mail it to P.O. Box 5270, Denver, Colorado
80217.  If you  don't  list a dealer on the  application,  the  Distributor  will act as your  agent in buying  the shares.  However,  we  recommend  that you  discuss  your  investment  with a financial  advisor  before you make a purchase to be sure that the Fund is appropriate for you.

         |X| Paying by Federal Funds Wire.  Shares  purchased  through the  Distributor  may be paid for by Federal
Funds wire. The minimum  investment is $2,500.  Before sending a wire,  call the  Distributor's  Wire Department at
1.800.525.7048 to notify the Distributor of the wire and to receive further instructions.

         |X| Buying Shares Through OppenheimerFunds  AccountLink.  With AccountLink,  shares are purchased for your account by a transfer of money from your  account  through the  Automated  Clearing  House  (ACH)  system.  You can provide those instructions automatically, under

an Asset Builder Plan,  described  below,  or by telephone  instructions  using  OppenheimerFunds  PhoneLink,  also described below.  Please refer to "AccountLink," below for more details.

         |X| Buying Shares  Through Asset Builder  Plans.  You may purchase  shares of the Fund (and up to four (4)
other  Oppenheimer  funds)  automatically  each month from your  account at a bank or other  financial  institution under an Asset Builder Plan with  AccountLink.  Details are in the Asset Builder  Application  and the Statement of
Additional Information.

How Much Must You  Invest?  You can buy Fund  shares  with a minimum  initial  investment  of $1,000.  You can make additional  investments  at any time with as little as $25.  There are reduced  minimum  investments  under special investment plans.

         |X| With Asset  Builder  Plans,  Automatic  Exchange  Plans and  military  allotment  plans,  you can make initial and  subsequent  investments  for as little as $25.  You can make  additional  purchases of at least $25 by telephone through AccountLink.

         |X| The minimum  investment  requirement  does not apply to  reinvesting  dividends from the Fund or other
Oppenheimer  funds (a list of them appears in the Statement of Additional  Information,  or you can ask your dealer or call the Transfer Agent), or reinvesting  distributions  from unit investment trusts that have made arrangements with the Distributor.

At What Price Are Shares  Sold?  Shares are sold at their  offering  price  which is the net asset  value per share plus any initial sales charge that  applies.  The offering  price that applies to a purchase  order is based on the next  calculation of the net asset value per share that is made after the  Distributor  receives the purchase order at its offices in Denver,  Colorado,  or after any agent appointed by the Distributor  receives the order and sends it to the Distributor.

Net Asset Value.  The Fund  calculates  the net asset value of each class of shares as of the close of The New York
Stock  Exchange,  on each day the  Exchange  is open for  trading  (referred  to in this  Prospectus  as a "regular business  day").  The Exchange  normally  closes at 4:00 P.M.,  New York time,  but may close earlier on some days.
All references to time in this Prospectus mean "New York time".

         The net asset value per share is  determined  by dividing the value of the Fund's net assets  attributable to a class by the number of shares of that class that are  outstanding.  To determine  net asset value,  the Fund's
Board of Trustees has  established  procedures  to value the Fund's  securities,  in general based on market value.
The Board has adopted special  procedures for valuing  illiquid  securities and obligations for which market values cannot be readily  obtained.  If, after the close of the  principal  market on which a security held by the Fund is traded,  and before the time the Fund's  securities  are priced  that day, an event  occurs that the Manager  deems likely to cause a material  change in the value of such  security,  the Manager is  authorized  to  determine a new value for such security to avoid a material  mispricing of the Fund's net asset value. Such  determinations will be subject to review by the Fund's Board of Trustees.

The Offering  Price.  To receive the  offering  price for a particular  day, in most cases the  Distributor  or its designated  agent must receive your order by the time of day The New York Stock  Exchange  closes that day. If your order is received on a day when the  Exchange  is closed or after it has  closed,  the order will  receive the next offering  price  that is  determined  after your order is  received.  Shares  purchased  for your  account  through
AccountLink  normally will be purchased two (2) business days after the regular  business day on which you instruct the Distributor to initiate the ACH transfer to buy the shares.

Buying  Through a Dealer.  Your  dealer  must  receive  the order by the close of The New York Stock  Exchange  and transmit it to the  Distributor  so that it is  received  before the  Distributor's  close of business on a regular business day  (normally  5:00 P.M.) to receive that day's  offering  price.  Otherwise,  the order will receive the next offering price that is determined.

-------------------------------------------------------------------------------------------------------------------
What  Classes of Shares  Does the Fund Offer?  The Fund offers  investors  three (3)  different  classes of shares.
The different  classes of shares  represent  investments in the same  portfolio of securities,  but the classes are subject to  different  expenses  and will likely  have  different  share  prices.  When you buy shares,  be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
         |X| Class A Shares.  If you buy Class A shares,  you pay an initial sales charge (on  investments up to $1 million).  The amount of that sales  charge will vary  depending  on the amount you invest.  The sales charge rates are listed in "How Can You Buy Class A Shares?" below.

         |X| Class B Shares.  If you buy Class B shares,  you pay no sales charge at the time of purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your shares  within six (6) years of buying them,  you will normally pay a contingent  deferred sales charge.  That contingent  deferred sales charge varies  depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
         |X| Class C Shares.  If you buy Class C shares,  you pay no sales charge at the time of purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your shares  within twelve (12) months of buying them, you will normally pay a contingent  deferred  sales charge of 1%, as described in "How Can You Buy Class C Shares?"
below.

Which Class of Shares Should You Choose?  Once you decide that the Fund is an  appropriate  investment for you, the decision as to which class of shares is best  suited to your needs  depends on a number of factors  that you should discuss  with your  financial  advisor.  Some  factors to consider are how much you plan to invest and how long you plan to hold your  investment.  If your goals and objectives  change over time and you plan to purchase  additional shares,  you should  re-evaluate  those factors to see if you should consider  another class of shares.  The Fund's operating  costs that apply to a class of shares and the  effect of the  different  types of sales  charges on your investment will vary your investment results over time.

         The  discussion  below  is  not  intended  to be  investment  advice  or a  recommendation,  because  each investor's  financial  considerations  are different.  The discussion below assumes that you will purchase only one class of shares and not a  combination  of shares of  different  classes.  Of course,  these  examples are based on approximations  of the effect of current sales charges and expenses  projected  over time, and do not detail all of the  considerations  in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.

         |X| How Long Do You Expect to Hold Your  Investment?  While  future  financial  needs  cannot be predicted with  certainty,  knowing how long you expect to hold your  investment will assist you in selecting the appropriate class of shares.  Because of the effect of  class-based  expenses,  your  choice  will also  depend on how much you plan to invest.  For example,  the reduced  sales  charges  available  for larger  purchases of Class A shares may, over time,  offset the effect of paying an initial  sales  charge on your  investment,  compared to the effect over time of higher class-based expenses on shares of Class B or Class C .

         |_|  Investing  for the Shorter Term.  While the Fund is meant to be a long-term  investment,  if you have a  relatively  short-term  investment  horizon  (that is,  you plan to hold your  shares  for not more than six (6)
years),  you should  probably  consider  purchasing  Class A or Class C shares rather than Class B shares.  That is because of the effect of the Class B contingent  deferred sales charge if you redeem within six (6) years,  as well as the effect of the Class B asset-based  sales charge on the investment  return for that class in the  short-term.
Class C shares might be the appropriate  choice  (especially for investments of less than $100,000),  because there is no initial sales charge on Class C shares,  and the  contingent  deferred sales charge does not apply to amounts you sell after holding them one (1) year.

         However,  if you plan to invest more than $100,000 for the shorter term, then as your  investment  horizon increases  toward six (6) years,  Class C shares might not be as  advantageous  as Class A shares.  That is because the annual  asset-based  sales charge on Class C shares will have a greater  impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

         And for  investors  who  invest  $1  million  or  more,  in most  cases  Class A  shares  will be the most advantageous  choice,  no  matter  how long you  intend to hold  your  shares.  For that  reason,  the  Distributor normally  will not accept  purchase  orders of  $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

         |_|  Investing  for the Longer Term. If you are  investing  less than  $100,000 for the  longer-term,  for example  for  retirement,  and do not  expect  to need  access to your  money for seven (7) years or more,  Class B shares may be appropriate.

         Of  course,  these  examples  are based on  approximations  of the  effect of current  sales  charges  and expenses  projected  over time,  and do not detail all of the  considerations  in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.

         |X| Are There  Differences  in Account  Features  That Matter to You?  Some  account  features  may not be available to Class B or Class C  shareholders.  Other  features may not be advisable  (because of the effect of the contingent  deferred sales charge) for Class B or Class C  shareholders.  Therefore,  you should  carefully  review how you plan to use your  investment  account  before  deciding  which  class of shares to buy.  Additionally,  the dividends  payable to Class B and Class C shareholders  will be reduced by the  additional  expenses borne by those classes that are not borne by Class A shares,  such as the Class B and Class C asset-based  sales charge  described below and in the Statement of Additional  Information.  Share  certificates are not available for Class B and Class
C  shares,  and if you are  considering  using  your  shares  as  collateral  for a loan,  that may be a factor  to consider.  Also, checkwriting privileges are not available for Class B or Class C shares.

         |X| How Does It Affect  Payments to My Broker?  A financial  advisor  may receive  different  compensation for selling one class of shares  than for selling  another  class.  It is  important  to remember  that Class B and
Class C contingent  deferred  sales  charges and  asset-based  sales charges have the same purpose as the front-end sales charge on sales of Class A shares:  to compensate the  Distributor  for  concessions  and expenses it pays to dealers and financial  institutions for selling shares.  The Distributor may pay additional  compensation  from its own resources to securities  dealers or financial  institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

Special Sales Charge  Arrangements and Waivers.  Appendix C to the Statement of Additional  Information details the conditions  for the waiver of sales  charges that apply in certain  cases,  and the special sales charge rates that apply to purchases of shares of the Fund by certain groups,  or under specified  retirement plan arrangements or in other  special  types of  transactions.  To receive a waiver or special  sales  charge  rate,  you must  advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

How Can You Buy Class A Shares?  Class A shares  are sold at their  offering  price,  which is  normally  net asset value plus an initial  sales  charge.  However,  in some cases,  described  below,  purchases are not subject to an initial sales charge,  and the offering  price will be the net asset value.  In other cases,  reduced sales charges may be  available,  as  described  below or in the  Statement  of  Additional  Information.  Out of the  amount you invest, the Fund receives the net asset value to invest for your account.

         The sales charge  varies  depending on the amount of your  purchase.  A portion of the sales charge may be retained by the  Distributor  or  allocated to your dealer as  concession.  The  Distributor  reserves the right to reallow the entire  concession  to dealers.  The current  sales  charge rates and  concessions  paid to dealers and brokers are as follows:

----------------------------------------------------------------------------------------------------------------------
                                      Front-End Sales                Front-End Sales      Concession As a
                                      Charge As a                       Charge As a            Percentage of
                                      Percentage of                  Percentage of Net   Offering
Amount of Purchase                    Offering Price                 Amount Invested         Price
----------------------------------------------------------------------------------------------------------------------

Less than $50,000                        4.75%                           4.98%               4.00%
----------------------------------------------------------------------------------------------------------------------

$50,000 or more but                      4.50%                           4.71%               4.00%
less than $100,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

$100,000 or more but                     3.50%                           3.63%               3.00%
less than $250,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

$250,000 or more but                     2.50%                           2.56%               2.25%
less than $500,000
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

$500,000 or more but                     2.00%                           2.04%               1.80%
less than $1 million
----------------------------------------------------------------------------------------------------------------------

Can You Reduce  Class A Sales  Charges?  You may be eligible to buy Class A shares at reduced  sales  charge  rates under the Fund's "Right of  Accumulation"  or a Letter of Intent,  as described in "Reduced  Sales  Charges" in the
Statement of Additional Information.

         |X| Class A Contingent  Deferred  Sales  Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer  funds  aggregating $1 million or more. The  Distributor  pays dealers of record  concessions  in an amount  equal to 0.50% of  purchases  of $1 million or more (other than  purchases by retirement  plans,  which the Fund does not permit).  That  concession will be paid only on purchases that were not previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those  shares  within an  eighteen  (18) month  "holding  period"  measured  from the beginning  of the  calendar  month  during which the shares were  purchased,  a  contingent  deferred  sales charge
(called the "Class A contingent  deferred sales charge") may be deducted from the redemption  proceeds.  That sales charge  will be equal to 1.0% of the lesser of (1) the  aggregate  net asset  value of the  redeemed  shares at the time of redemption  (excluding shares purchased by reinvestment of dividends or capital gain  distributions) or (2)
the original net asset value of the redeemed  shares.  However,  the Class A contingent  deferred sales charge will not exceed the aggregate  amount of the concessions  the Distributor  paid to your dealer on all purchases of Class
A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

How Can You Buy Class B Shares?  Class B shares are sold at net asset  value per share  without  an  initial  sales charge.  However,  if Class B shares are redeemed  within six (6) years of their  purchase,  a contingent  deferred sales charge will be deducted from the redemption  proceeds.  The Class B contingent  deferred sales charge is paid to  compensate  the  Distributor  for its  expenses  of  providing  distribution-related  services  to the  Fund in connection with the sale of Class B shares.

         The amount of the  contingent  deferred sales charge will depend on the number of years since you invested and the dollar  amount being  redeemed,  according to the  following  schedule for the Class B contingent  deferred sales charge holding period:

----------------------------------------------------------------------------------------------------------------------
Years Since Beginning of                         Contingent Deferred Sales Charge
Month in which Purchase                          On Redemptions in That Year
Order Was Accepted                               (As % of Amount Subject to Charge)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

0-1                                              5.0%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

1-2                                              4.0%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

2-3                                              3.0%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

3-4                                              3.0%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

4-5                                              2.0%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

5-6                                              1.0%
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

6 and following                                  None
----------------------------------------------------------------------------------------------------------------------
In the table,  a "year" is a twelve (12) month period.  In applying the sales charge,  all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

         |X|  Automatic  Conversion  of Class B  Shares.  Class B shares  automatically  convert  to Class A shares seventy-two  (72) months after you purchase them.  This  conversion  feature  relieves Class B shareholders  of the asset-based  sales  charge  that  applies  to Class B shares  under  the Class B  Distribution  and  Service  Plan, described  below.  The  conversion  is based on the relative net asset value of the two classes,  and no sales load or other charge is imposed.  When Class B shares you hold  convert,  any other Class B shares that were acquired by the reinvestment of dividends and  distributions  on the converted shares will also convert to Class A shares.  The conversion  feature  is  subject to the  continued  availability  of a tax ruling  described  in the  Statement  of
Additional Information.

How Can You Buy Class C Shares?  Class C shares are sold at net asset  value per share  without  an  initial  sales charge.  However,  if Class C shares are redeemed  within  twelve (12) months  measured  from the  beginning of the month during which the shares were  purchased,  a contingent  deferred  sales charge of 1.0% will be deducted  from the redemption  proceeds.  The Class C contingent  deferred sales charge is paid to compensate the  Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

Distribution and Service (12b-1) Plans.

         |X|  Service  Plan for  Class A Shares.  The Fund has  adopted  a  Service  Plan for  Class A  shares.  It reimburses the  Distributor  for a portion of its costs incurred for services  provided to accounts that hold Class
A shares.  Reimbursement  is made  quarterly  at an annual rate of up to 0.15% of the average  annual net assets of
Class A shares of the Fund.  The  Distributor  currently  uses all of those fees to  compensate  dealers,  brokers, banks and other  financial  institutions  quarterly for providing  personal  service and maintenance of accounts of their customers that hold Class A shares.

         |X|  Distribution  and Service  Plans for Class B and Class C Shares.  The Fund has  adopted  Distribution and Service  Plans for Class B and Class C shares to  compensate  the  Distributor  for its  services  and costs in distributing  Class B and Class C shares and servicing  accounts.  Under the plans,  the Fund pays the  Distributor an annual  asset-based  sales  charge of 0.75% per year on Class B shares  and on Class C shares.  The  Distributor also receives a service fee of 0.15% per year under each plan.

         The  asset-based  sales  charge and service fees  increase  Class B and Class C expenses by up to 0.90% of the net assets  per year of the  respective  class.  Because  these  fees are paid out of the  Fund's  assets on an on-going  basis,  over time these fees will increase the cost of your  investment  and may cost you more than other types of sales charges.

         The Distributor uses the service fees to compensate  dealers for providing  personal services for accounts that hold Class B or Class C shares.  The  Distributor  pays the 0.15%  service  fees to dealers in advance for the first year after the shares were sold by the dealer.  After the shares have been held for a year,  the  Distributor pays the service fees to dealers on a quarterly basis.

         The  Distributor  currently  pays a sales  concession of 3.85% of the purchase  price of Class B shares to dealers  from its own  resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor  to the dealer at the time of sale of Class B shares is  therefore  4.00% of the  purchase price.  The Distributor retains the Class B asset-based sales charge.

         The  Distributor  currently  pays sales  concessions  of 0.75% of the purchase  price of Class C shares to dealers  from its own  resources  at the time of sale.  Including  the advance of the service fee, the total amount paid by the  Distributor  to the dealer at the time of sale of Class C shares is  therefore  0.90% of the  purchase price. The Distributor  plans to pay the asset-based  sales charge as an ongoing  concession to the dealer on Class
C shares that have been outstanding for a year or more.

Special Investor Services

AccountLink.  You can use our  AccountLink  feature to link your Fund  account  with an  account at a U.S.  bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:

         |X| transmit funds  electronically  to purchase shares by telephone  (through a service  representative or by PhoneLink) or automatically under Asset Builder Plans, or
         |X| have the Transfer Agent send redemption  proceeds or to transmit dividends and distributions  directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase shares by telephone only after your account has been  established.  To purchase shares in amounts up to $250,000 through a telephone  representative,  call the Distributor at  1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink  privileges should be requested on your Application or your dealer's  settlement  instructions if you buy your  shares  through  a  dealer.  After  your  account  is  established,  you can  request  AccountLink privileges by sending  signature-guaranteed  instructions to the Transfer Agent.  AccountLink privileges will apply to each shareholder  listed in the registration on your account as well as to your dealer  representative of record unless and until the Transfer Agent receives written instructions  terminating or changing those privileges.  After
you  establish   AccountLink  for  your  account,   any  change  of  bank  account  information  must  be  made  by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PhoneLink.  PhoneLink is the  OppenheimerFunds  automated  telephone system that enables  shareholders to perform a
number  of  account   transactions   automatically   using  a   touch-tone   phone.   PhoneLink   may  be  used  on
already-established  Fund accounts after you obtain a Personal  Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.

         |X|  Purchasing  Shares.  You may  purchase  shares  in  amounts  up to  $100,000  by  phone,  by  calling
1.800.533.3310.  You must have  established  AccountLink  privileges to link your bank account with the Fund to pay for these purchases.

         |X| Exchanging Shares. With the  OppenheimerFunds  Exchange  Privilege,  described below, you can exchange shares  automatically  by phone from your Fund  account to  another  Oppenheimer  funds  account  you have  already established by calling the special PhoneLink number.

         |X| Selling Shares.  You can redeem shares by telephone  automatically by calling the PhoneLink number and the Fund will send the proceeds  directly to your AccountLink  bank account.  Please refer to "How to Sell Shares,"
below for details.

Can You Submit  Transaction  Requests by Fax? You may send  requests for certain types of account  transactions  to the Transfer Agent by fax (telecopier).  Please call  1.800.525.7048  for information about which  transactions may be handled  this way.  Transaction  requests  submitted  by fax are subject to the same rules and  restrictions  as written and telephone requests described in this Prospectus.

OppenheimerFunds  Internet Web Site. You can obtain  information  about the Fund, as well as your account  balance, on the OppenheimerFunds Internet web site, at  HTTP://WWW.OPPENHEIMERFUNDS.COM.  Additionally,  shareholders listed
                                               -------------------------------
in the account  registration (and the dealer of record) may request certain account  transactions through a special section of that web site. To perform account  transactions  or obtain account  information  online,  you must first obtain  a user  I.D.  and  password  on that  website.  If you do not  want to have  Internet  account  transaction capability for your account, please call the Transfer Agent at 1.800.525.7048.

Automatic  Withdrawal and Exchange Plans.  The Fund has several plans that enable you to sell shares  automatically or  exchange  them to another  Oppenheimer  fund  account on a regular  basis.  Please call the  Transfer  Agent or consult the Statement of Additional Information for details.

Reinvestment  Privilege.  If you redeem  some or all of your Class A or Class B shares of the Fund,  you have up to six (6)  months  to  reinvest  all or part of the  redemption  proceeds  in  Class A  shares  of the  Fund or other
Oppenheimer  funds  without  paying  a sales  charge.  This  privilege  applies  only to  Class A  shares  that you purchased  subject  to an  initial  sales  charge  and to Class A or Class B shares on which you paid a  contingent deferred  sales charge when you redeemed them.  This  privilege does not apply to Class C shares.  You must be sure to ask the Distributor for this privilege when you send your payment.

How to Sell Shares

         You can sell  (redeem)  some or all of your shares on any regular  business  day. Your shares will be sold at the next net asset value  calculated  after your order is  received  in proper  form  (which  means that it must comply with the  procedures  described  below) and is accepted by the Transfer  Agent.  The Fund lets you sell your shares by  writing a letter,  by using the  Fund's  checkwriting  privilege  or by  telephone.  You can also set up
Automatic  Withdrawal  Plans to  redeem  shares  on a  regular  basis.  If you have  questions  about  any of these procedures,  and  especially if you are redeeming  shares in a special  situation,  such as due to the death of the owner, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

         Certain  Requests  Require a Signature  Guarantee.  To protect you and the Fund from fraud,  the following redemption  requests  must be in  writing  and must  include a  signature  guarantee  (although  there may be other situations that require a signature guarantee):

         |X| You wish to redeem $100,000 or more and receive a check
         |X| The redemption check is not payable to all shareholders listed on the account statement
         |X| The redemption check is not sent to the address of record on your account statement
         |X| Shares are being transferred to a Fund account with a different owner or name
         |X| Shares are being redeemed by someone (such as an Executor) other than the owners

         Where Can You Have  Your  Signature  Guaranteed?  The  Transfer  Agent  will  accept a  guarantee  of your signature by a number of financial institutions, including:

         |X| a U.S. bank, trust company, credit union or savings association,
         |X| by a foreign bank that has a U.S. correspondent bank,
         |X| by a U.S. registered dealer or broker in securities,  municipal  securities or government  securities,
         or
         |X| by a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a corporation,  partnership or other business or as a fiduciary,  you must also include your title in the signature.

How Do You Sell Shares by Mail?   Write a letter of instructions that includes:

         |X| Your name
         |X| The Fund's name
         |X| Your Fund account number (from your account statement)
         |X| The dollar amount or number of shares to be redeemed
         |X| Any special payment instructions
         |X| Any share certificates for the shares you are selling
         |X| The signatures of all registered owners exactly as the account is registered, and
         |X| Any special  documents  requested by the Transfer Agent to assure proper  authorization  of the person asking to sell the shares.

-------------------------------------------------------------------------------------------------------------------
Use the following address for requests by mail:
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
OppenheimerFunds Services
-------------------------------------------------------------------------------------------------------------------
P.O. Box 5270, Denver, Colorado 80217-5270

-------------------------------------------------------------------------------------------------------------------
Send courier or express mail requests to:
-------------------------------------------------------------------------------------------------------------------
OppenheimerFunds Services
10200 E. Girard Avenue, Building D
Denver, Colorado 80231

How Do You Sell  Shares by  Telephone?  You and your dealer  representative  of record may also sell your shares by telephone.  To receive the  redemption  price  calculated on a particular  regular  business day, your call must be received by the Transfer  Agent by the close of The New York Stock  Exchange that day, which is normally 4:00 P.M., but may be earlier on some days.  You may not redeem shares held under a share certificate by telephone.
         |X|      To redeem shares through a service representative, call 1.800.852.8457
         |X|      To redeem shares automatically on PhoneLink, call 1.800.533.3310

         Whichever  method you use, you may have a check sent to the address on the account  statement,  or, if you have linked your Fund account to your bank  account on  AccountLink,  you may have the  proceeds  sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?

         |X|  Telephone  Redemptions  Paid by Check.  Up to $100,000  may be redeemed by telephone in any seven (7)
day  period.  The check must be  payable  to all owners of record of the shares and must be sent to the  address on the account  statement.  This  service is not  available  within  thirty  (30) days of  changing  the address on an account.

         |X|  Telephone  Redemptions  Through  AccountLink.  There are no dollar  limits  on  telephone  redemption proceeds sent to a bank account designated when you establish  AccountLink.  Normally the ACH transfer to your bank is  initiated  on the  business  day after the  redemption.  You do not receive  dividends  on the  proceeds of the shares you redeemed while they are waiting to be transferred.

Checkwriting.  To write checks against your Fund account,  request that privilege on your account  Application,  or contact the Transfer Agent for signature cards.  They must be signed (with a signature  guarantee) by all owners of the account and returned to the Transfer  Agent so that checks can be sent to you to use.  Shareholders  with joint accounts  can elect in writing to have checks paid over the  signature  of one owner.  If you  previously  signed a signature  card to establish  checkwriting  in another  Oppenheimer  fund,  simply call  1.800.525.7048  to request checkwriting  for an account in this Fund with the same  registration  as the other  account.  See the Statement of
Additional Information for terms and conditions applicable to checkwriting.

         |X|  Checks  can be  written  to the order of  whomever  you  wish,  but may not be cashed at the bank the checks are payable through or the Fund's custodian bank.
         |X|  Checkwriting  privileges  are not  available  for  accounts  holding  shares  that are  subject  to a contingent deferred sales charge.
         |X| Checks must be written for at least $100.
         |X| Checks  cannot be paid if they are written for more than your  account  value.  Remember:  your shares fluctuate in value and you should not write a check close to the total account value.
         |X| You may not write a check that would  require the Fund to redeem  shares that were  purchased by check or Asset Builder Plan payments within the prior ten (10) days.
         |X| Don't use your checks if you changed your Fund account number, until you receive new       checks.

Can You Sell Shares Through Your Dealer?  The  Distributor  has made  arrangements  to repurchase  Fund shares from dealers  and  brokers  on behalf of their  customers.  Brokers or dealers  may  charge  for that  service.  If your shares are held in the name of your dealer, you must redeem them through your dealer.

How Do Contingent  Deferred Sales Charges Affect  Redemptions?  If you purchase  shares subject to a Class A, Class
B or Class C contingent  deferred sales charge and redeem any of those shares during the applicable  holding period for the class of shares you own, the  contingent  deferred sales charge will be deducted from  redemption  proceeds
(unless you are  eligible for a waiver of that sales  charge  based on the  categories  listed in Appendix C to the
Statement of Additional  Information)  and you advise the Transfer  Agent of your  eligibility  for the waiver when you place your redemption request.

         A  contingent  deferred  sales  charge will be based on the lesser of the net asset value of the  redeemed shares at the time of  redemption  or the  original  net asset value.  A  contingent  deferred  sales charge is not imposed on:

         |X|  the amount of your  account  value  represented  by an  increase  in net asset value over the initial purchase price,
         |X|  shares purchased by the reinvestment of dividends or capital gains distributions, or
|X|      shares  redeemed in the special  circumstances  described  in Appendix C to the  Statement  of  Additional
              Information.

         To determine  whether the  contingent  deferred  sales charge  applies to a  redemption,  the Fund redeems shares in the following order:

(1)      shares acquired by reinvestment of dividends and capital gains distributions,
(2)      shares held the holding period that applies to the class, and
(3)      shares held the longest during the holding period.

         Contingent  deferred  sales  charges are not charged  when you  exchange  shares of the Fund for shares of other  Oppenheimer  funds.  However,  if you exchange them within the applicable  contingent  deferred sales charge holding  period,  the  holding  period  will carry over to the fund whose  shares you  acquire.  Similarly,  if you acquire  shares of this Fund by  exchanging  shares  of  another  Oppenheimer  fund  that are  still  subject  to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be  exchanged  for shares of certain  Oppenheimer  funds at net asset value per share at the time of  exchange,  without  sales  charge.  Shares of the Fund can be  purchased  by  exchange  of shares of other
Oppenheimer funds on the same basis.  To exchange shares, you must meet several conditions:

         |X| Shares of the fund selected for exchange must be available for sale in your state of residence.
         |X| The prospectuses of both funds must offer the exchange privilege.
         |X| You must hold the shares you buy when you  establish  your  account for at least seven (7) days before you can exchange  them.  After the account is open seven (7) days, you can exchange  shares every regular  business day.
         |X| You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
         |X| Before exchanging into a fund, you must obtain and read its prospectus.

         Shares  of a  particular  class of the Fund may be  exchanged  only for  shares  of the same  class in the other  Oppenheimer  funds.  For example,  you can  exchange  Class A shares of this Fund only for Class A shares of another fund. In some cases,  sales charges may be imposed on exchange  transactions.  For tax purposes,  exchanges of shares  involve a sale of the shares of the fund you own and a purchase of the shares of the other  fund,  which may result in a capital gain or loss.  Please  refer to "How to Exchange  Shares" in the  Statement  of  Additional
Information for more details.

             You can find a list of  Oppenheimer  funds  currently  available  for  exchange  in the  Statement  of
Additional  Information or obtain one by calling a service  representative at 1.800.525.7048.  That list can change from time to time.

How Do You Submit Exchange Requests? Exchanges may be requested in writing or by telephone:

         |X| Written Exchange  Requests.  Submit an  OppenheimerFunds  Exchange Request form,  signed by all owners of the  account.  Send it to the  Transfer  Agent at the address on the back cover.  Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificate with the request.

         |X|  Telephone  Exchange  Requests.  Telephone  exchange  requests may be made either by calling a service representative  at  1.800.852.8457,  or by using  PhoneLink  for  automated  exchanges  by calling  1.800.533.3310.
Telephone  exchanges  may be made only  between  accounts  that are  registered  with the same name(s) and address.
Shares held under certificates may not be exchanged by telephone.

Are There Limitations on Exchanges?  There are certain exchange policies you should be aware of:

   o   Shares are normally  redeemed  from one fund and purchased  from the other fund in the exchange  transaction on the same regular  business day on which the Transfer Agent receives an exchange  request that conforms to the policies  described  above.  It must be received by the close of The New York Stock  Exchange  that day, which is normally 4:00 P.M. but may be earlier on some days.

   o   The  interests  of the Fund's  long-term  shareholders  and its  ability to manage  its  investments  may be adversely  affected  when its shares  are  repeatedly  bought  and sold in  response  to  short-term  market fluctuations--also  known as "market  timing."  When large dollar  amounts are  involved,  the Fund may have difficulty  implementing  long-term investment  strategies,  because it cannot predict how much cash it will have to invest.  Market  timing  also may force the Fund to sell  portfolio  securities  at  disadvantageous times to raise the cash  needed to buy a market  timer's  Fund  shares.  These  factors  may hurt the Fund's performance  and its  shareholders.  When the Manager  believes  frequent  trading  would have a  disruptive effect on the  Fund's  ability to manage  its  investments,  the  Manager  and the Fund may reject  purchase orders and  exchanges  into the Fund by any  person,  group or account  that the  Manager  believes  to be a market timer.

   o   The Fund may amend,  suspend or  terminate  the exchange  privilege  at any time.  The Fund will provide you notice whenever it is required to do so by applicable law.

   o   If the Transfer  Agent  cannot  exchange all the shares you request  because of a  restriction  cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

         More  information  about the Fund's policies and procedures for buying,  selling and exchanging  shares is contained in the Statement of Additional Information.

         |X| The  offering of shares may be  suspended  during any period in which the  determination  of net asset value is  suspended,  and the offering may be suspended by the Board of Trustees at any time the Board  believes it is in the Fund's best interest to do so.

         |X| Telephone Transaction  Privileges for purchases,  redemptions or exchanges may be modified,  suspended or  terminated  by the Fund at any time.  If an account has more than one owner,  the Fund and the  Transfer  Agent may rely on the  instructions  of any one owner.  Telephone  privileges  apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives  cancellation  instructions from an owner of the account.

         |X| The Transfer  Agent will record any telephone  calls to verify data  concerning  transactions  and has adopted other procedures to confirm that telephone  instructions are genuine,  by requiring  callers to provide tax identification  numbers and other account data or by using PINs, and by confirming  such  transactions  in writing.
The Transfer  Agent and the Fund will not be liable for losses or expenses  arising out of  telephone  instructions reasonably believed to be genuine.

         |X|  Redemption or transfer  requests will not be honored until the Transfer  Agent  receives all required documents  in proper  form.  From time to time,  the  Transfer  Agent in its  discretion  may waive  certain of the requirements for redemptions stated in this Prospectus.

         |X| Dealers  that can perform  account  transactions  for their  clients by  participating  in  NETWORKING through the National  Securities  Clearing  Corporation are responsible for obtaining their clients'  permission to perform those  transactions,  and are  responsible to their clients who are  shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

         |X| The  redemption  price for shares will vary from day to day because the value of the securities in the
Fund's portfolio  fluctuates.  The redemption  price,  which is the net asset value per share, will normally differ for each class of shares.  The redemption value of your shares may be more or less than their original cost.

         |X|  Payment  for  redeemed  shares  ordinarily  is made in cash.  It is  forwarded  by  check or  through
AccountLink  (as elected by the  shareholder)  within seven (7) days after the Transfer Agent  receives  redemption instructions  in proper form.  However,  under  unusual  circumstances  determined by the  Securities  and Exchange
Commission,  payment may be delayed or suspended.  For accounts registered in the name of a broker-dealer,  payment will normally be forwarded within three (3) business days after redemption.

         |X| The Transfer Agent may delay  forwarding a check or processing a payment via  AccountLink for recently purchased  shares,  but only until the  purchase  payment has  cleared.  That delay may be as much as ten (10) days from the date the shares were  purchased.  That delay may be avoided if you purchase  shares by Federal  Funds wire or certified  check,  or arrange with your bank to provide  telephone  or written  assurance to the Transfer  Agent that your purchase payment has cleared.

         |X|  Involuntary  redemptions  of small  accounts may be made by the Fund if the account  value has fallen below $200 for reasons other than the fact that the market value of shares has dropped.  In some cases  involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

         |X| Shares may be  "redeemed  in kind" under  unusual  circumstances  (such as a lack of  liquidity in the
Fund's  portfolio  to meet  redemptions).  This  means  that  the  redemption  proceeds  will be paid  with  liquid securities from the Fund's portfolio.

         |X| "Backup  Withholding" of federal income tax may be applied against  taxable  dividends,  distributions and  redemption  proceeds  (including  exchanges)  if you fail to furnish the Fund your correct,  certified  Social
Security or Employer  Identification  Number when you sign your application,  or if you under-report your income to the Internal Revenue Service.

         |X| To avoid  sending  duplicate  copies of materials to  households,  the Fund will mail only one copy of each  prospectus,  annual and  semi-annual  report and annual notice of the Fund's privacy  policy to  shareholders having  the same last  name and  address  on the  Fund's  records.  The  consolidation  of these  mailings,  called householding,  benefits the Fund through reduced mailing  expense.  If you want to receive multiple copies of these materials,  you may  call  the  Transfer  Agent  at  1.800.525.7048.  You may also  notify  the  Transfer  Agent in writing.  Individual  copies of  prospectuses  and reports and privacy  notices will be sent to you  commencing  30 days after the Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

Dividends.  The Fund intends to declare  dividends  separately for each class of shares from net tax-exempt  income and/or net investment  income each regular  business day and to pay those  dividends to  shareholders  monthly on a date selected by the Board of Trustees.  Daily  dividends  will not be declared or paid on newly  purchased  shares until Federal Funds are available to the Fund from the purchase payment for such shares.

         The Fund attempts to pay dividends on Class A shares at a constant  level.  There is no assurance  that it will be able to do so. The Board of Trustees  may change the targeted  dividend  level at any time,  without  prior notice to  shareholders.  Dividends  and  distributions  paid on Class A shares will  generally  be higher than for
Class B and Class C shares,  which  normally have higher  expenses than Class A. The Fund cannot  guarantee that it will pay any dividends or distributions.

Capital  Gains.  Although  the Fund  does not seek  capital  gains,  it may  realize  capital  gains on the sale of portfolio  securities.  If it does, it may make  distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make  supplemental  distributions  of dividends and capital gains  following the end of its fiscal year.  Long-term  capital gains will be  separately  identified  in the tax  information  the
Fund sends you after the end of the calendar year.

What Are Your Choices for Receiving  Distributions?  When you open your account,  specify on your  application  how you want to receive your dividends and distributions.  You have four (4) options:

         |X| Reinvest All  Distributions  in the Fund.  You can elect to reinvest all  dividends  and capital gains distributions in additional shares of the Fund.

         |X|  Reinvest  Dividends  or Capital  Gains.  You can elect to  reinvest  some  distributions  (dividends, short-term  capital gains or long-term capital gains  distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through AccountLink.

         |X| Receive All  Distributions  in Cash.  You can elect to receive a check for all  dividends  and capital gains distributions or have them sent to your bank through AccountLink.

         |X| Reinvest Your Distributions in Another  OppenheimerFunds  Account.  You can reinvest all distributions in the same class of shares of another Oppenheimer fund account you have established.

Taxes.  Dividends paid from net  investment  income earned by the Fund on municipal  securities  will be excludable from  gross  income for  federal  personal  income tax  purposes.  A portion  of a  dividend  that is derived  from interest  paid on certain  "private  activity  bonds" may be an item of tax  preference  if you are  subject to the federal  alternative  minimum tax. If the Fund earns interest on taxable  investments,  any dividends  derived from those earnings will be taxable as ordinary income to shareholders.

         Dividends  paid by the Fund from  interest  on  Pennsylvania  municipal  securities  will be  exempt  from
Pennsylvania  personal income taxes, and for Philadelphia  residents,  from the investment income tax of the School
District of  Philadelphia.  Dividends paid from income from municipal  securities of issuers  outside  Pennsylvania will normally be subject to Pennsylvania individual income taxes.

         Shares of the Fund will be exempt from  Pennsylvania  county  personal  property  taxes to the extent that the Fund's portfolio securities consist of Pennsylvania municipal securities on the annual assessment date.

         Dividends  and capital  gains  distributions  may be subject to state or local  taxes.  Long-term  capital gains are taxable as long-term  capital gains for federal  income tax purposes when  distributed  to  shareholders.
It does not matter how long you have held your shares.  Dividends  paid from  short-term  capital gains are taxable as ordinary income for federal income tax purposes.  Whether you reinvest your  distributions  in additional  shares or take them in cash, the tax treatment is the same.  Every year the Fund will send you and the IRS a statement  showing the amount of any taxable  distribution  you  received in the previous year as well as the amount of your tax-exempt income.

         Shareholders  should  consult their tax advisors  regarding the state and local tax  consequences  and the conversion of Class B shares to Class A shares, or any other conversion or exchange of shares.

         |X|  Remember  There May be Taxes on  Transactions.  Even though the Fund seeks to  distribute  tax-exempt income to  shareholders,  you may have a capital  gain or loss when you sell or  exchange  your  shares.  A capital gain or loss is the  difference  between the price you paid for the shares and the price you received when you sold them.  Any capital gain is subject to capital gains tax.

         |X| Returns of Capital Can Occur.  In certain  cases,  distributions  made by the Fund may be considered a
non-taxable   return  of  capital  to  shareholders.   If  that  occurs,  it  will  be  identified  in  notices  to shareholders.

         This information is only a summary of certain federal income and  Pennsylvania tax information  about your investment.  You  should  consult  with your tax  adviser  about the  effect of an  investment  in the Fund on your particular tax situation.

Financial Highlights

The Financial  Highlights Table is presented to help you understand the Fund's  financial  performance for the past five (5) fiscal  periods.  Certain  information  reflects  financial  results for a single  Fund  share.  The total returns in the table  represent the rate that an investor  would have earned (or lost) on an investment in the Fund
(assuming  reinvestment  of all dividends and  distributions).  This  information has been audited by KPMG LLP, the
Fund's  independent  auditors,  whose  report,  along with the Fund's  financial  statements,  is  included  in the
Statement of Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

 Class A        Year Ended July 31,                                   2001         2000        1999          1998       1997
==============================================================================================================================

 Per Share Operating Data
 Net asset value, beginning of period                               $11.28       $12.08      $12.42        $12.45     $12.01
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                                 .67          .67         .63           .61        .70
 Net realized and unrealized gain (loss)                               .21         (.81)       (.37)           --        .43
                                                                    ----------------------------------------------------------
 Total income (loss) from investment operations                        .88         (.14)        .26           .61       1.13
------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                 (.70)        (.66)       (.60)         (.64)      (.69)
------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                     $11.46       $11.28      $12.08        $12.42     $12.45
                                                                    ==========================================================

==============================================================================================================================
 Total Return, at Net Asset Value(1)                                  8.10%       (1.00)%      2.01%         4.99%      9.68%

==============================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                         $100,222      $64,336     $72,794       $68,720    $68,280
------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                $ 77,048      $67,252     $71,835       $69,202    $65,710
------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                                5.84%        5.93%       5.03%         4.82%      5.79%
 Expenses                                                             0.94%        1.10%       0.95%         1.00%(3)   0.93%(3)
 Expenses, net of interest expense, and reduction
 to excess and custodian expenses                                     0.87%        0.93%       0.90%         0.93%      0.90%
------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                                58%          98%         37%           35%        22%

 1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
 Total returns are not annualized for periods of less than one full year.
 2. Annualized for periods of less than one full year.
 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

 Class B        Year Ended July 31,                                   2001         2000        1999          1998       1997
==============================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                               $11.27       $12.07      $12.42        $12.45     $12.01
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                                 .59          .58         .53           .52        .61
 Net realized and unrealized gain (loss)                               .22         (.81)       (.38)           --        .42
                                                                    ----------------------------------------------------------
 Total income (loss) from investment operations                        .81         (.23)        .15           .52       1.03
------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                 (.62)        (.57)       (.50)         (.55)      (.59)
------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                     $11.46       $11.27      $12.07        $12.42     $12.45
                                                                    ==========================================================

==============================================================================================================================
 Total Return, at Net Asset Value(1)                                  7.40%       (1.75)%      1.16%         4.20%      8.86%

==============================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                          $52,926      $21,696     $24,206       $22,124    $19,339
------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                 $32,037      $21,368     $23,845       $20,969    $17,243
------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                                5.03%        5.16%       4.26%         4.10%      5.02%
 Expenses                                                             1.68%        1.96%       1.80%         1.75%(3)   1.78%(3)
 Expenses, net of interest expense, and reduction
 to excess and custodian expenses                                     1.62%        1.68%       1.65%         1.68%      1.65%
------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                                58%          98%         37%           35%        22%

 1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
 Total returns are not annualized for periods of less than one full year.
 2. Annualized for periods of less than one full year.
 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

FINANCIAL HIGHLIGHTS  Continued

 Class C        Year Ended July 31,                                   2001         2000        1999          1998       1997
==============================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                               $11.27       $12.07      $12.41        $12.44     $12.00
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                                 .57          .57         .53           .51        .60
 Net realized and unrealized gain (loss)                               .23         (.80)       (.37)           --        .43
                                                                    ----------------------------------------------------------
 Total income (loss) from investment operations                        .80         (.23)        .16           .51       1.03
------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                 (.62)        (.57)       (.50)         (.54)      (.59)
------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                     $11.45       $11.27      $12.07        $12.41     $12.44
                                                                    ==========================================================

==============================================================================================================================
 Total Return, at Net Asset Value(1)                                  7.30%       (1.75)%      1.25%         4.20%      8.84%

==============================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                          $19,494       $6,607      $5,826        $5,198     $2,611
------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                 $10,913       $5,542      $5,867        $4,063     $1,390
------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                                5.01%        5.16%       4.26%         4.28%      4.99%
 Expenses                                                             1.68%        1.95%       1.80%         1.76%(3)   1.79%(3)
 Expenses, net of interest expense, and reduction
 to excess and custodian expenses                                     1.62%        1.68%       1.65%         1.67%      1.66%
------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                                58%          98%         37%           35%        22%

 1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
 Total returns are not annualized for periods of less than one full year.
 2. Annualized for periods of less than one full year.
 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                                             Appendix to Prospectus of
                                      Oppenheimer Pennsylvania Municipal Fund

         Graphic material included in the Prospectus of Oppenheimer Pennsylvania Municipal Fund: "Annual Total
Returns (Class A) (% as of 12/31 each year)":

        A
bar chart will be included in the Prospectus of Oppenheimer Pennsylvania
Municipal Fund (the “Fund”) depicting the annual total returns of a hypothetical $10,000 investment in Class A shares of the Fund for each of the five most recent calendar years, without deducting sales charges. Set forth below are the relevant data points that will appear on the bar chart:

Calendar Oppenheimer
Year                                  Pennsylvania Municipal Fund
Ended                                 Class A Shares
-----                                 --------------

12/31/96   4.35%
12/31/97   8.97%
12/31/98   4.45%
12/31/99  -6.18%
12/31/00   7.06%
-------------------------------------------------------------------------------------------------------------------

Information
and Services

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

For More
Information About Oppenheimer Pennsylvania Municipal Fund:

-------------------------------------------------------------------------------------------------------------

The following additional
information about the Fund is available without charge upon request:

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

Statement of Additional
Information

-------------------------------------------------------------------------------------------------------------

This document includes
additional information about the Fund’s investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

Annual and
Semi-Annual Reports

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

Additional information about
the Fund’s investments and performance is available in the Fund’s
Annual and Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

How to Get
More Information:

-------------------------------------------------------------------------------------------------------------
You can request the Statement of  Additional  Information,  the Annual and  Semi-Annual  Reports,  the notice explaining the Fund's privacy policy and other information about the Fund or your account:
By Telephone:
Call OppenheimerFunds Services toll-free:
1-800-525-7048

By Mail:Write

to:

OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217-5270

On the
Internet:

You can send us a request by e-mail or read
or down-load documents on the OppenheimerFunds web site:
HTTP://WWW.OPPENHEIMERFUNDS.COM
-------------------------------

Information
about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.
Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet website at
http://www.sec.gov. Copies may be obtained after payment of a duplicating fee by electronic request at the SEC’s e-mail address: publicinfo@sec.gov or by writing to the SEC’s Public Reference Section, Washington, D.C.
20549-0102.

No one has been
authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this Prospectus.
This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by: OppenheimerFunds Distributor, Inc.
The Fund's SEC File No. is 811-5867
PR0740.001.1101  Printed on recycled paper.